SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2006 (February 27, 2006)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS. Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
SIGNATURES
EXHIBIT INDEX

Item 2.03.         Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

                On February 27, 2006, SpectRx, Inc. ("SpectRx"), borrowed $400,000 through a note purchase and security agreement (the "Note").    The interest rate on the Note is 15% per annum and the Note will mature on August 2, 2006.    The Note contains a provision that allows it to be repaid in shares of common stock of  Guided Therapeutics, Inc. (GT) that are owned by SpectRx.  GT is a wholly owned subsidiary of SpectRx.

                The Note is secured by SpectRx's ownership of GT shares. If the note is not repaid by August 2, 2006 and SpectRx has not obtained a separate funding of Guided Therapeutics, an additional security interest will be automatically provided consisting of all SpectRx assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/s/ MARK A. SAMUELS
	By:	Mark A. Samuels
CEO & CFO

Date: March 2, 2006.